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                                   EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-43685) dated October 31, 1991 of Health Care REIT, Inc. and the Registration Statement (Form S-8 No. 33-46561) dated March 20, 1992 pertaining to the 1985 Incentive Stock Option Plan of Health Care REIT, Inc. of our report dated February 8, 1995 with respect to the consolidated financial statements and schedule of Health Care REIT, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1994.





                                                               ERNST & YOUNG LLP

Toledo, Ohio
March 3, 1995





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